UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2010 (May 4, 2010)

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	985-892-5521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)  Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Pool Corporation was held on May 4, 2010.

(b)  Voting Results

Shareholders elected eight directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified.  The final votes with respect to each director nominee were:

	Number of Shares
	For	Withheld	Broker Non-Votes
Andrew W. Code	34,746,229	9,056,022	2,722,124
James J. Gaffney	41,846,214	1,956,037	2,722,124
George T. Haymaker, Jr.	34,893,920	8,908,331	2,722,124
Manuel J. Perez de la Mesa	43,325,954	476,297	2,722,124
Wilson B. Sexton	43,168,907	633,344	2,722,124
Harlan F. Seymour	43,581,828	220,423	2,722,124
Robert C. Sledd	34,758,677	9,043,574	2,722,124
John E. Stokely	43,309,424	492,827	2,722,124

Shareholders ratified the appointment of Ernst & Young LLP, certified public accountants, as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  The final votes were:

For	46,121,342
Against	401,532
Abstain	1,501
Broker Non-Votes	0

Item 7.01  Regulation FD Disclosure.

On May 6, 2010, Pool Corporation issued the press release included herein as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by Pool Corporation on May 6, 2010, announcing the voting results of its annual meeting and the declaration of a quarterly cash dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   POOL CORPORATION

                   By:      /s/ Mark W. Joslin
                   Mark W. Joslin
                   Vice President and Chief Financial Officer

Dated: May 6, 2010